Exhibit 3.1.4

CERTIFICATE OF INCORPORATION

OF

TRAC LEASE MERGER CORP.

1.                                    The name of the corporation is

TRAC LEASE MERGER CORP.

2.                                    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                    The nature of the business or purposes to be conducted or promoted is

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                    The total number of shares of stock which the corporation shall have authority to issue is Eleven Thousand (11,000) of which Ten Thousand (10,000) shares are Common Stock at $.001 par value per share and One Thousand (1,000) shares are Preferred Stock, without par value, amounting in the aggregate to Ten Dollars ($10,00).

5.                                    The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

L. J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

K. A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

D. M. Dembkowski	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6.                                    The corporation is to have perpetual existence.

7.                                    In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.                                    Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.                                    The corporation reserves the right to alter, amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.                            A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the porpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of March, 1996.

L. J. Vitalo

K. A. Widdoes

D. M. Dembkowski

CERTIFICATE OF MERGER

OF

TRAC LEASE, INC.

INTO

TRAC LEASE MERGER CORP.

* * *

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	State of Incorporation

Trac Lease, Inc.	Delaware

Trac Lease Merger Corp.	Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is TRAC LEASE MERGER CORP.

FOURTH: That the certificate of incorporation of TRAC LEASE MERGER CORP., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

FIFTH: That the Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 633 Third Avenue, New York, New York 10017.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

SEVENTH: The Merger under the terms and conditions set forth in the Agreement of Merger dated March 15, 1996 shall become effrective upon the filing of this Certificate with the Secretary of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have duly executed the foregoing this 15 day of March, 1996.

ATTEST:			TRAC LEASE MERGER CORP.

By:	/s/ Kathleen C. Francis	By:	/s/ Martin Tuchman
	Kathleen C. Francis		Martin Tuchman
	Assistant Secretary		Chairman/Chief Executive Officer

TRAC LEASE, INC.

By:	/s/ Kathleen C. Francis	By:	/s/ William Geoghan
	Kathleen C. Francis		William Geoghan
	Assistant Secretary		Vice President

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

TRAC LEASE MERGER CORP.

* * *

TRAC LEASE MERGER CORP., a corporation organized and duly existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of TRAC LEASE MERGER CORP., by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation and, declaring said amendment to be advisable, the Board of Directors did adopt the following resolution:

RESOLVED: That the Certificate of Incorporation of TRAC LEASE MERGER CORP. be amended by deletion of Article FIRST and the addition, in lieu thereof, of the following amended article:

FIRST: The name of the Corporation is: TRAC LEASE, INC.

SECOND: That thereafter, by unanimous written consent of the shareholders of the Corporation, filed with the minutes of the shareholders, by which consent the necessary number of votes as required by statute were voted in favor of the amendment.

THIRD: That the resolution and amendment were duly adopted and ratified in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the said TRAC LEASE MERGER CORP. caused its corporate seal to be hereunto affixed and this certificate to be executed by its Vice President, William Geoghan and attested by its Assistant Secretary, Kathleen C. Francis this 15th day of March 1996.

ATTEST:			TRAC LEASE MERGER CORP.

By:	/s/ Kathleen C. Francis	By:	/s/ William Geoghan
	Kathleen C. Francis		William Geoghan
	Assistant Secretary		Vice President

Corporate Seal